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                                  EXHIBIT 10.4
                           MARKETING RIGHTS AGREEMENT
                                       FOR
                           MILLION POPULATION CENTERS

                           MARKETING RIGHTS AGREEMENT
                         (___________________ TERRITORY)

This Marketing Rights Agreement ("Agreement") is made and entered into as of the ____ day of __________, 20__ (the "Effective Date") by and between Itzyourmall
____________,  LLC  (the  "Company"),  a  _________ corporation, and Itzyourmall
________________ , LLC and/or nominee (jointly the "Distributor"), who intend by this Agreement to establish an arrangement between the parties that allows Distributor to sell and distribute the products identified in Exhibit A (the "Products") within the geographic territory identified in Exhibit B (the "Territory"). Accordingly, the parties agree as follows:

1.  APPOINTMENT  AND  TERM

     1.1 Upon payment for the marketing rights for the Territory as set forth on Exhibit B, the Company appoints Distributor as an exclusive distributor for the Products in that portion of the Territory. The Distributor's appointment is for a term that shall be perpetual as long as minimum distribution standards are met or unless otherwise terminated as provided in this Agreement.

     1.2 The appointment of Distributor is personal to Distributor and accordingly: (i) the rights, duties and privileges of Distributor under this Agreement are not assignable in any way whatsoever without the prior written consent of the Company, and (ii) Distributor may not appoint, delegate to, authorize or in any way whatsoever empower any other party to act on Distributor's behalf under this Agreement without the prior written consent of the Company.

1.3 During any period of time that this Agreement is in effect, Distributor shall have a first right of refusal to act as Distributor within the Territory for any product sold by the Company or any of its subsidiaries, pursuant to terms and conditions negotiated between the parties but not less favorable than terms and conditions offered by the Company for the distribution of the same products in any other Territory.

2.  DISTRIBUTOR  RESPONSIBILITIES  AND  LIMITATIONS

     2.1 Both parties acknowledge that open communications and the sharing of information are important to fully develop the market, gain insight into the market's needs and develop appropriate market strategies. It is a further desire of the Company to facilitate an open and direct communication between the end-user customer ("Customer") and the Company. To this end, the parties agree to cooperate and openly communicate with each other in furtherance of these objectives, and Distributor further agrees to use its best efforts to facilitate such communication and contact between Customer and the Company.

2.2 Distributor will use its best efforts to develop the Territory market and promote the sales of Products within the Territory. Distributor will not without the Company' prior written consent, advertise or sell the Products outside the Territory.

     2.3 The Company does not authorize Distributor to make, nor will Distributor make, any guaranty or warranty with respect to any Product except as the Company expressly authorizes in writing.

2.4 Without the prior written authorization of the Company, Distributor shall not for the entire term of this Agreement and for a period of two years following the termination of this Agreement, represent, market or sell any products which are in competition with the Products identified in this Agreement more specifically in Exhibit A. The Company, in its sole discretion, will determine whether any products offered or to be offered by Distributor competes with the Products.

In addition, Distributor will provide to the Company from time to time and upon the Company's request, any information regarding:

(a) the infringement, perceived infringement, unauthorized manufacture, use or misuse of the Company' intellectual property, Proprietary Information and/or Products;

(b) activities within the Territory marketplace that affect the sales of the Products;

(c) any inquiries or orders for any of the Products to be delivered outside the Territory or for delivery in the Territory for ultimate use outside the Territory; and

(d)     any  observations  concerning  recurrent  issues  with  the  Products.

2.5 Distributor will maintain information regarding the sale of each Product. Distributor will also maintain all books of accounts, documents, correspondence, records, and the like, relating to any action involving the Products.

2.6 Distributor agrees to carry out all of its obligations to the Company promptly and in good faith.

2.7 Distributor agrees to keep and maintain, during the term of this Agreement and following its termination, all information, materials and documents provided by the Company that are not of a public nature as confidential. Distributor agrees that it will not disclose any such information that comes into its possession or knowledge to any person other than with the prior written consent of the Company.

3.  RESPONSIBILITIES  OF  THE  COMPANY

3.1 The Company will provide technical and marketing information to Distributor, as the Company deems appropriate in its sole discretion.

3.2 The Company will provide Distributor training in the use and technical aspects of the Products as the Company deems appropriate in its sole discretion.

3.3 The Company agrees to carry out all its obligations to the Distributor promptly and in good faith, and in every respect support Distributor's sales efforts in the Territory.

4.  MINIMUM  NET  SALES

Distributor shall meet the minimum sales requirements set forth in Exhibit C. In the event Distributor does not achieve the agreed upon minimum sales, Distributor shall be in breach of this Agreement. Upon such breach, the Company shall have the right but not the obligation to acquire the Territory or portion thereof to which the breach relates back from the Distributor upon payment back to the Distributor of all consideration paid by Distributor for the Territory or portion thereof. This repurchase right shall exist in the Company for a period of six months. If the Company does not exercise its repurchase right, the Distributor may cure the default during such six month period by completing the minimum sales requirement. If the default is not cured within the six month time period, the Company may allow the marketing rights to continue with the Distributor for the Territory or portion thereof or to terminate the same upon 30 days written notice, without any termination payment to the Distributor.

5.  POLICIES  AND  PROCEDURES

Distributor shall meet, conform and adhere to all regulations, stipulation, policies and procedures set forth in the authorized Policies and Procedures manual issued and control by Itzyourmall, Inc., which may be updated and modified without notice from time-to-time.

6.  PRODUCTS,  PRICING,  PACKING,  TITLE

6.1 The Itzyourmall, Inc. may, in its sole discretion, effect any change with respect to the Products on Exhibit A, provided, that with respect to any material change Itzyourmall, Inc., shall provide Distributor with thirty (30) days prior written notice.

6.2 Prices for Products and the commissions to the Distributors for the Products sold will be as set forth in the distributor price list (the "Distributor Price List") as set forth on Exhibit D hereto and as may be amended by Itzyourmall, Inc. from time to time. The Distributor Price List may be changed without prior notice, and will be effective as of the effective date indicated thereon. Notwithstanding the right of the Itzyourmall, Inc., to make changes to the Distributor Price List, in the event there is a change in any price to be charged to the Customer for any product, there shall be a pro rata change in the commission to be paid to the Distributor for the sale of the product so that the commission remains the same percentage of the sales price.

7.  RELATIONSHIP  BETWEEN  THE  PARTIES

Both the Company and Distributor are independent contractors, and no agency or Other joint relationship is to be created or construed from this Agreement.

8.  NO  CONFLICTS  BY  DISTRIBUTOR

Distributor warrants and represents that Distributor is not subject to any contractual obligation or restraint that will interfere with Distributor's right and ability to perform pursuant to the terms of this Agreement.

9.  DEFAULTS;  REMEDIES;  AND  TERMINATION

9.1 The Distributor may terminate this Agreement at any time by sending written notice to the Company, but under no circumstances will any money be refunded.

9.2 If either party breaches any commitment contained in or arising from this Agreement and fails to remedy the breach within sixty (60) days from the date of written demand to cure, the breaching party shall be deemed to be in default hereunder.

9.3 Termination of this Agreement terminates all further rights and obligations of the Company and Distributor hereunder other than the following rights and obligations, all of which shall survive any termination of this
Agreement:

(a) Neither the Company nor Distributor shall be relieved of their respective obligations to pay any money due the other party;

(b) The Company and the Distributor shall not be relieved of any obligations as regards to maintaining Confidentiality and any Intellectual Property Indemnity; and

(c) For as long as the Company continues to supply the product sold by the Distributor, the Distributor shall be entitled to arrange for the annual renewal of any customer originally acquired by Distributor and receive associated Distributor fees for such renewal which shall be equal to the commission set forth on Exhibit D for obtaining the original sale.

9.4 Upon termination of this Agreement for whatever cause, Distributor will immediately: (a) cease to engage in marketing and distribution activities as a distributor for the Company, and (b) cease representing in any manner that it is a distributor of the Company Products, including the termination of all use of the Company trademarks, service marks, or trade names. Nothing in this Section 9 shall change the rights and obligations of the parties stated elsewhere in this Agreement regarding default and termination.

10.  INTELLECTUAL  PROPERTY  INDEMNIFICATION

10.1 Distributor agrees that the Company has the right to, and the Company agrees that it will at its expense, defend or at its option, settle any claim, suit, proceeding, or other action brought against Distributor or its Customers for infringement of any United States or Canadian copyright, trademark, or other United States or Canadian intellectual Property right related to the Products or their use, subject to the limitations set forth in this Section. The

Company
must have sole control of any such proceeding or settlement negotiations in order to be held liable. The Company will not be liable for any costs, settlements or expenses incurred without its prior written authorization. The Company will pay any final judgment entered against Distributor or its Customers based on such infringement so long as, and only if, the Company had complete control of all aspects of the legal proceeding.

10.2 The Company will be relieved of its obligations under Section 10.1 unless Distributor or its Customers notify the Company promptly, in writing, of such action and gives the Company full information and assistance to settle and/or defend any such action. If relieved of its obligation under Section 10.1, the Company may assume such obligation upon written notice to the Distributor.

10.3 The Company assumes no responsibility or liability for, and Distributor agrees to indemnify and hold the Company harmless for any liability against the Distributor or the Company caused by representations or actions by the Distributor that go beyond representations and actions allowed by the Company or as Distributor would reasonably believe to be allowed by the Company under the circumstances.

11.     GENERAL  PROVISIONS

11.1 Entire Agreement. This Agreement, which includes the Exhibits, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior discussions between them whether written or oral.

11.2 Assignment. Distributor may not assign its rights under this Agreement without the prior written consent of the Company.

     11.3 Modifications and Waiver. With the exception of Exhibit D which may be unilaterally amended by the Company, this Agreement may not be modified except in writing, signed within the authority granted by each party, and shall not be modified, varied, superseded or construed in a particular manner due to any course of conduct, trade usage, custom or dealing or any statute or common law. It is expressly agreed and understood that the waiver by a party of its rights, or any portion of its rights, under this Agreement in any particular instance or instances, whether intentional or otherwise, shall not be construed us a continuing waiver which would prevent the subsequent enforcement of such rights, or as a waiver of any other rights hereunder.

     11.4 Heading . The headings of this Agreement are for convenience of reference only, and are not intended to be part of, nor to affect, the meaning or interpretation of this Agreement.

     11.5 Notice. All notices under this Agreement shall be deemed sufficient if sent by certified or registered mail (postage prepaid) with return receipt requested, overnight or air courier, facsimile, telex, or cable to the other party. Any such notice shall be deemed to have been received on the next business day if delivered by facsimile, telex, cable or overnight or air courier, and on the third business day after sending if by certified or registered U.S. or Canadian mail, return receipt requested.

     11.6 Severability. Whenever possible, each provision of the Agreement shall be interpreted in such a manner as to make it effective and valid under applicable law, but if any provision of the Agreement should be prohibited or invalid, in whole or in part, under applicable law, such provisions shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.7 Governing Law. This Agreement shall be governed by the substantive laws of the State of Nevada, U.S.A.

11.8 Attorney Fees. If any action is brought for the enforcement of any provision of this Agreement, the prevailing party shall be awarded its costs and reasonable attorney fees.

11.9 Time of Essence. Time is of the essence with respect to the performance of duties under this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized representatives or officers, effective as of the day and year indicated above.


DISTRIBUTOR
ITZYOURMALL  ______________________,  LLC

_____________________________________


_____________________________________
By:
Its:  Manager



ITZYOURMALL  ________________________,  LLC.



_____________________________________
By:
Its:   Manager